Schedule 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check appropriate box:
 X Preliminary Information Statement
     Confidential for Use of the Commission only (as permitted by Rule 14(c)-(5)(d)(2)
     Definitive Information Statement

NORTH HORIZON, INC.
(Exact name of registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee compute on table below per Exchange Act Rule 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule, or Registration Statement No.:
     (3) Filing Party:
     (4) Date filed.

NEVADA	87-0296694
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

NORTH HORIZON, INC.
2290 East 4500 South, Suite 130
Salt Lake City, Utah 84117

Registrant's telephone number including area code	(801)278-9925

Former Address, if changed since last report

NORTH HORIZON, INC.
2290 East 4500 South, Suite 130
Salt Lake City, Utah 84117

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

Please be advised that our principal stockholder, owning approximately sixty-three per cent (63%) of our issued and outstanding shares of common stock has approved by written consent in lieu of a stockholders’ meeting the proposals to make amendments to our Articles of Incorporation and to effect a reverse stock of our issued and outstanding common stock on a ten shares into one share basis and to change our corporate name of Innovus Pharmaceuticals, Inc. and to increase out authorized capitalization to 150,000,000 shares of common stock, par value of $.001 per share.  On July 15, 2011, our board of directors approved the above proposals to amend our articles of incorporation as appropriate.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE PRINCIPAL STOCKHOLDER IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE ACTIONS.

On July 14, 2011, the Board of directors approved the proposal to acquire FasTrack Pharmaceuticals, a Delaware corporation, pursuant to a Merger Agreement and Plan of Merger.  No stockholder vote is being take in connection with the acquisition.

You are not required to take any action.  The accompanying Information Statement is furnished for the purpose of informing the stockholders of those actions taken by written consent described above and before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about August 2, 2011, and we anticipate the effective date of the proposed actions to be August 22, 2011, or as soon thereafter as practicable in accordance with applicable law, and the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the Information Statement carefully.

July 22, 2011	Very truly yours,

                                              /s/ Wallace Boyack
                                             Wallace Boyack, President

NORTH HORIZON, INC.
2290 East 4500 South, Suite 130
Salt Lake City, Utah 84117

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND AND REGULATION 14C THEREUNDER

This Information Statement is being furnished to the shareholders of North Horizon, Inc., a Nevada corporation, (the “Company”), in connection with the adoption of amendments to the Company’s Articles of Incorporation (the “Amendment”) by the written consent of stockholders holding a majority of the voting power of the Company.  The purposes of filing the Amendment are to change the name of the Company to Innovus Pharmaceuticals, Inc., to increase the authorized capital of the Company from 80,000,000 shares of common stock to 150,000,000 shares of common stock, and to effect a recapitalization by a reverse split of the issued and outstanding shares of common stock of ten (10) shares into one (1) share.

               The Company’s Board of Directors adopted and approved resolutions that the Company’s Articles of Incorporation for the foregoing amendments. The proposed Amendments to the Company’s Articles of Incorporation will become effective with the filing of the Articles of Amendment with the Nevada Secretary of State.  The Company expects that the filing of the amendment will occur on or about August 22, 2011 (the Effective Date).  Pursuant to provisions of the Nevada Revised Statutes the amendments have been adopted by written consent of a majority of the issued and outstanding shares of the Company’s common stock.  If the Amendments were not adopted and approved by written consent, we would be required to convene a special meeting of the stockholders for the express purpose of approving the Amendments. On July 15, 2011, our board of directors approved the above actions, subject to approval by the stockholders. No other corporate action to be approved by written consent was considered.

We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise that is in opposition to matters of action being taken.  Pursuant to the laws of Nevada, the actions taken by majority of written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights. Pursuant to Section 78.320 of the Nevada Revised Statutes (“RRS”)at least a majority of the issued and outstanding shares of the  may approve by written consent corporate action. Pursuant to Section 78.390 a majority of the voting power is required to vote to amend the Company’s Articles of Incorporation.  The Company’s Board of Directors voted to use the written consent of shareholders holding a majority of the voting power of the Company to effect the Amendments as early as possible and to avoid the costs and time involved in holding a special meeting of shareholders and soliciting proxies.

               The Company’s principal shareholder who holds 8,405,788 shares of common stock which is sixty-three per cent (63%) of the issued and outstanding shares of common stock and such shares represent the requisite voting power to approve the resolutions regarding the amendments to the Company’s Articles of Incorporation and the decrease in the number of issued and outstanding shares of the Company by ten shares becoming one share.  The decrease is also referred to as a “reverse split”.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement or as soon thereafter as practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote as to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

It is proposed that this Information Statement will be sent to stockholders on or about August 2, 2011.  The record date established by the Company for purposes to determining the number of outstanding shares of common stock of the Company, i.e. the voting power, is July 21, 2011 (the “Record Date”).

TABLE OF CONTENTS

Forward Looking Statements	3
Questions and Answers	3
Summary	4
Outstanding Voting Stock and Consenting Shareholder	5
Purpose of Name Change	6
Reverse Stock Split	6
No Appraisal Dissenters Rights	7
Tax Consequences	7
Change of Corporate Name	8
Merger Agreement	8
Miscellaneous	8

FORWARD-LOOKING STATEMENTS

This Information Statement and other reports we file with the SEC contain certain forward looking statements relating to future events and performance.  In some cases, you can identify a forward-looking statement by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements and any assumption upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statement to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?
A: A stockholder owning a majority of our outstanding shares of common stock took action by written consent in lieu of a stockholders’ meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q:What actions did the stockholder take?
A: Our principal stockholder, Wallace Boyack, executed a written consent on July 21, 2011, approving the proposals that we (i) change our corporate name to Innovus Pharmaceuticals, Inc.; (ii) increase our authorized capital to 150,000,000 shares of common stock; and (iii) to effect a reverse stock split of our issued and outstanding shares of common stock on a one shares for ten shares basis.  Pursuant to SEC rules and regulations these actions require notification to our stockholders.

Q: What action do I need to do as a stockholder?
A: No action is required by you.  The actions approved by written consent become effective 20 days from the date of mailing this Information Statement.  If you desire to have your share certificate exchanged for a new certificate representing the post-split shares, you will find instructions in this Information Statement.

Q: Why am I not being asked to vote on these matters?
A: We received all corporate approvals required to enter into and consummate the Merger Agreement.  Your vote is not required and it is not sought.  We are not asking you to send a proxy and you are requested not to send a proxy.

Q: Am I entitled to appraisal rights?
A: No. You are not entitled to appraisal rights.

Q: Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.
A: You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.

Q: Where can I find more information about the company?
A: We file annual, quarterly, and current reports and other information with the SEC that states additional information about our company.  You may inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, at 100 F Street, NE, Washington, D.C. 20549 and on the SEC Internet site at http://www.sec.gov.

Q: Who can answer my questions?
A: If you have questions about the company, please contact us in writing at our offices at 2290 East 4500 South, Suite 130, Salt Lake City, Utah 84117, Attent: Chief Executive Officer, or by telephone at (801)278-9925.

SUMMARY

This summary states certain information in this Information Statement that may help you to understand the transactions referred to in this summary.

NORTH HORIZON, INC.

North Horizon was organized on January 15, 1959, under the laws of the State of Utah.  Its purpose was to engage in the chemical and cosmetic business.  This venture was unsuccessful.  Over the years the Company has engaged in other businesses and the Company changed its name from time to time.  In 2007 we changed the corporate domicile to the State of Nevada.

North Horizon is a reporting company under the Exchange Act. Its public filing may be accessed at www.sec.gov.  Our common stock is listed for quotation on the Electronic Bulletin Board having the symbol “NORH”.

CORPORATE NAME CHANGE

Our board of directors approved a change in our name to Innovus Pharmaceuticals, Inc.  This name change, we believe, will identify our business pursuits when we complete the acquisition of FasTrack Pharmaceuticals, Inc. (FasTrack).

INCREASE IN AUTHORIZED SHARES

Our board of directs approved an increase in our authorized capital to 150,000,000 shares of common stock, par value of $.001 per share.  We believe that the increased capitalization provides more flexibility for possible occurrences. We have no immediate plan to issue additional shares other than the shares to be issued to acquire FasTrack.

REVERSE STOCK SPLIT

Our board of directors determined that it is in our best interest to effect a reverse stock split of our issued and outstanding shares on the basis of ten shares into one share. The reverse may also be referred to as a decrease in the outstanding shares.  The reduction in the number of outstanding shares through the reverse stock split will provide flexibility in future corporate development and may increase the per share market price of our common stock which may provide a more favorable trading market for the shares.

MERGER AND FASTRACK

We will acquire the shares of FasTrack when its is mergerd into our subsidiary North First General, Inc.  Through the merger FasTrack will become our subsidiary.

FasTrack is a Delaware corporation and is a specialty pharmaceutical company.  It has under development drugs to treat liver cancer and autoimmune diseases as well as other drugs.

OUTSTANDING VOTING STOCK AND CONSENTING STOCKHOLDER

    As of the Record Date there were 13,251,250 shares of common stock issued and outstanding.  The Common Stock is the Company’s only outstanding class of stock.  Each share of Common Stock entitled the holder thereof to one vote on all matters submitted to shareholders.

    The following table sets forth the ownership of common Stock as of July 21, 2011, for each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, each director of the Company, and each person intended to file a written consent to the adoption of the Amendment, and all directors, executive officers and designated shareholders of the Company as a group. The information as to beneficial ownership was provided to the Company by or on behalf of the person named.  Unless otherwise stated, the business address of each person listed is 2290 East 4500 South, Suite 130, Salt Lake City, Utah 84117.

Name	Shares beneficially owned	Percent of shares outstanding
Wallace Boyack
2290 East 4500 South
Suite 130
Salt Lake City, Utah	8,405,788	63

Willard Kjates	2,339,600	18

All directors and
officers as a group	8,405,788	63

The consenting shareholder voted in favor of the proposed actions described herein.  The consenting shareholder received no payment for the consent.

AMENDMENTS TO ARTICLES OF INCORPORATION

               On July 15, 2011, our Board of Directors adopted resolutions authorizing that the shareholders approve proposals to change the name of the Company to Innovus Pharmaceuticals, Inc., to increase the Authorized Capital of the Company to 150,000,000 shares of common stock, and to decrease the number of issued and outstanding shares by a ratio of ten shares into one share whereby the currently issued and outstanding shares of 13,251,250 will become approximately 1,325,125. On July 21, 2011, the Company principal shareholder holding a majority of the issued and outstanding shares executed a written consent authorizing and approving the proposals.  The Amendments to the Articles of Incorporation will become effective when filed with the Nevada Secretary of State.

PURPOSE OF THE NAME CHANGE

The name change to Innovus Pharmaceuticals will be beneficial as the name will reflect the Company’s business and its endeavors.

PURPOSE OF THE INCREASE IN AUTHORIZED CAPITAL

               The Board of Directors believes that the increase in authorized capital is in the best interests of the Company’s shareholders. The Company has no immediate plans to issue any shares other than the shares to be issued in the Merger whereby FasTrack will become a subsidiary of the Company.

               In the future the Company may issue shares to gain funding for general business purposes or to make acquisitions of existing businesses or assets.  The Board of Directors believes that the additional shares will benefit the overall prospects of the Company and its shareholders.  Other than the shares to be issued to effect the merger plan, there are no other plans to issue additional shares.

REVERSE STOCK SPLIT

On July 15, 2011, our Board of Directors approved a reverse stock split of our issued and outstanding common stock.  The effective date of the split will be established by our board of directors on a date prior to the acquisition of FasTrack.  Our principal stockholder approved the reverse stock split on July 21, 2011.

The board believes that a decrease in the number of issued and outstanding shares, also, known as a reverse split, is appropriate. A decrease in the number of shares issued and outstanding may cause an increase in the trading price of our shares.  No assurance can be given that the trading price of the stock will increase after the reverse split becomes effective.  The trading price of the shares may remain the same or even be less.  Lower priced shares are looked upon with disfavor by the regulatory authorities. Some investors do not invest in low priced stocks.

Our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share has one non-cumulative vote, equal participation in dividends declared by the board of directors, and any distribution of asset upon liquidation.  Holders have no preemptive right to acquire additional shares and our common stock is not subject to redemption and has no subscription or conversions rights.

Under Nevada law a corporation may accomplish a reverse stock split without decreasing the number of authorized shares of the same class if the board of directors adopts a resolution stating the proposal to decrease the number of issued and outstanding shares of a class or series and the proposal is approved by the vote of stockholders with a majority of the voting power of the outstanding shares of the affected class or series.

No fractional shares will be issued in the reverse split.  Stockholders who would be entitled to receive fractional shares will not receive cash.  Instead the number of shares evidenced by a certificate which when applying the reverse split ratio ends up with fractional shares will be rounded up to the next whole number.

EFFECTS OF THE REVERSE SPLIT

Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of our stockholders will remain the same. The reverse split will decrease the number of outstanding common shares but will not affect the proportionate interest in our Company prior to the closing of the transaction with FasTrack, except minor differences resulting from the rounding of the fractional shares. Par value per share remains unchanged.

The general expectation is that the reverse split will cause a corresponding increase in the market price of the post split shares.  There can be no assurance that our common stock will trade at a multiple of our current market price and that any price will be sustained.  The reverse split if the trading price declines will cause a greater percentage decline and a drop in our market capitalization.  The reduction in the number of shares outstanding may reduce market liquidity.  The reverse split may increase the number of odd lot shareholders.  Odd lot shareholders may experience an increase in the costs of selling shares and encounter increase problems in such sales.  No assurance can be given that the reverse split will have the desired results as stated.  We have no immediate plans to issue shares of common stock following the reverse stock split and merger with FasTrack. We anticipate remaining a public company after the reverse stock split and we expect we will continue to file periodic and other reports with the SEC under the Exchange Act.

After the reverse stock split the share certificate you hold will continue to be valid.  In the future we will have new certificates that will reflect our new name, reverse stock split, and new capitalization.  This will not affect the validity of your current share certificates.  The reverse split will occur on the effective date without any action by our stockholders.  After the reverse split, each share certificate representing pre-split common stock will represent 1/10 the shares of post-split common stock.  Certificates representing post-split common stock will be issued as old share certificates are tendered for exchange or transfer. We request that stockholder do not send in their stock certificates at this time.

Certificates representing restricted shares will have the same restricted legend as on the prior certificates. Because North Horizon is a shell company the provisions of Rule 144 will be unavailable for twelve months from the date a Report on Form 8-K is filed regarding FasTrack and its financial statements and other information.

NO APPRAISAL OR DISSENTERS RIGHTS

               Under the NRS our shareholders are not entitled to dissenters or appraisal rights with respect to the proposed Amendments and we will not independently provide our stockholders with any such rights.

TAX CONSEQUENCES

The following comments pertain to U.S. persons.  Stockholders should consult with their tax advisors regarding their particular situation as the relevant circumstances may cause a different result or application of the tax statutes.

Generally no gain or loss occurs when pre-split shares are exchanged for post-split shares.  The holding period and the aggregate tax basis should remain unchanged.  The particular facts and circumstances of an individual shareholder may have different results and stockholders are advised to seek advice and counsel from their tax advisors.

CHANGE OF CORPORATE NAME

On July 15, 2011 our board of directors by resolution approved, subject to majority shareholder approval an amendment to our articles of incorporation to change our corporate name to Innovus Pharmaceuticals, Inc.  On July 21, 2011, our principal shareholder who own 63% of our outstanding shares approved the amendment by written consent.  The amendment changing our corporate name will become effective when the certificate of amendment is filed with the Nevada Secretary of State.  It is anticipated this will occur on the 20th day after the mailing of this Information Statement to our stockholders on the record date.

Our board of directors believes the change of name is needed to improve identification of our business pursuits following the transaction with FasTrack.  The Information Statement constitutes notice to stockholders of the approval of the amendments to our Articles of Incorporation and pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to stockholders as of the record date.

MERGER AGREEMENT

On July 14, 2011, we entered into a Merger Agreement and Plan of Merger with FasTrack Pharmaceuticals, Inc. a privately held specialty pharmaceutical company engaged in the development of human therapeutic drugs including drugs for the treatment of liver cancer and autoimmune diseases.  In the transaction FasTrack stockholders, convertible note holder and warrant holder will receive shares comprising 92% of the shares post reverse split.  After the Closing of the transaction it is anticipated there will be approximately 16,564,063 common shares outstanding.

FasTrack has a 50% interest in the potential commercial value of the product PrevOnco.  It is in Phase 3 development as a possible second line therapy for liver cancer patients.  Other products under development are Apeaz™ for pain relief and Regia™ for bleeding gums. These products are in development and no assurance can be given that they will receive FDA approval or will be successful commercially.

FasTrack will merge with our wholly owned subsidiary North First General, Inc.  By that process FasTrack will be our wholly owned subsidiary.  The transaction will cause a change in control and new directors will be appointed.  Stockholders are referred to our report on Form 8-K which was filed on July 20, 2011.

MISCELLANEOUS

The Company will pay the costs of sending the Information Statement.  The board of directors fixed the record date of July 21, 2011, and stockholders of the Company as of that date will receive the Information Statement.

We are sending this Information Statement to comply with regulatory requirements.  Your consent or vote to the above actions is not required and is not being solicited.

WE ARE NOT REQUEST A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.  THE INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

Date: July 22, 2011	/s/Wallace Boyack
Wallace Boyack, President,
North Horizon, Inc.

Signatures

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   July 22, 2011

North Horizon, Inc.

By /s/Wallace Boyack
President